Exhibit 99.1


TO:             (Affected Officers and Directors)

DATE:           December 20, 2004

SUBJECT:        Notice of Imposition of Blackout Period Pursuant to
                Section 306 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley")

--------------------------------------------------------------------------------

     This notice updates and supersedes the previous notice sent to you by Vertrue Incorporated, formerly known as MemberWorks Incorporated (the "Company"), on November 15, 2004, regarding the imposition of a blackout period pursuant to Section 306(a) of Sarbanes-Oxley.

     As you may recall, the blackout period is being imposed on participants in the Vertrue 401(k) Profit Sharing Plan (the "401(k) Plan") who decide to participate in the Company's self-tender offer. The blackout period was originally scheduled to begin on December 13, 2004 and end the week of December 19, 2004. The Company's tender offer was originally scheduled to expire on December 15, 2004. The Company recently decided to extend the expiration date of the tender offer until 5:00 P.M., New York City time, on January 7, 2005. Because the expiration date of the tender offer is being extended, the dates of the blackout period are being changed as further set forth in this notice.

     The tender offer is open to all of the Company's stockholders, including all participants in the 401(k) Plan with respect to whom a portion of their 401(k) Plan accounts are invested in the Company's common stock. Those Company stockholders who decide to participate in the tender offer by tendering shares of the Company's common stock held in their 401(k) Plan will temporarily be unable to transfer or sell their tendered shares while their tender instructions are being processed and during the settlement period for the tender offer. This period during which these participants will be unable to transfer or sell their tendered shares is called a "blackout period". Due to the extension of the expiration date of the tender offer, the blackout period previously disclosed to you is being changed and is now expected to begin on January 5, 2005 and end during the week of January 17, 2005. During this period, you can determine whether the blackout period has started or ended by contacting Tami Pauley, the administrator of the 401(k) Plan, by telephone at 402-661-2583, by mail at 9500 West Dodge Road, Omaha, NE 68114, or by e-mail at tami.pauley@vertrue.com.

     Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities ("Service Securities") acquired by them in connection with their service and/or employment with the Company in such capacities. As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. To determine whether an exception applies to a transaction by you in Service Securities, you must contact either George Thomas at 203-674-7069 or Jim Duffy at 203-674-7417 (the "Designated Company Officers"). The mailing address for the Designated Company Officers is 680 Washington Blvd., Stanford, CT 06901.

     Please note that only your Service Securities will be affected by this blackout period. You will remain able to acquire, dispose of or transfer any Company equity securities that do not qualify as Service Securities to the extent that you are not prohibited from doing so under any Company policy. Prior to effecting any acquisition, disposition or transfer of Company equity securities during the blackout period, you should confirm with the Designated Company Officers that such transaction is permissible.

     If you have any questions concerning this notice, you should contact the Designated Company Officers.


                                 VERTRUE INCORPORATED


                                 By: /s/ George W. M. Thomas
                                     -------------------------------------------
                                        Name: George W. M. Thomas
                                        Title:   Senior Vice President,
                                                   General Counsel